Exhibit 5.1 Opinion of Counsel with respect to the legality of the securities being registered.

     [JOEL SEIDNER, ESQ. LETTERHEAD]

                                         April 22, 2005
Manfred Sternberg, CEO
Bluegate Corporation
701 North Post Oak Road, Suite 630
Houston, Texas     77024

Dear Mr. Sternberg:

As counsel for Bluegate Corporation (the "Company"), you have requested me to render this opinion in connection with the Registration Statement of the Company on Form S-8 ("Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), to be filed on or about even date hereof, with the Securities and Exchange Commission relating to issuance of 3,000,000 shares of common stock, par value $.0001 per share (the "Common Stock") pursuant to the 2005 Stock and Stock Option Plan.

I am familiar with the Registration Statement and the registration contemplated thereby. In giving this opinion, I have reviewed the Registration Statement and such other documents and certificates of public officials and of officers of the Company with respect to the accuracy of the factual matters contained therein as I have felt necessary or appropriate in order to render the opinions expressed herein. In making my examination, I have assumed the genuineness of all signatures, the authenticity of all documents presented to us as originals, the conformity to original documents of all documents presented to us as copies thereof, and the authenticity of the original documents from which any such copies were made, which assumptions I have not independently verified.

Based upon the foregoing, I am of the opinion that:

1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada.

2. The shares of Common Stock, when issued and paid for pursuant to the 2005 Stock and Stock Option Plan, will be validly issued, fully paid and nonassessable.

I consent to the use in the Registration Statement of the reference to Joel Seidner, Esq. under the heading "Interests of Named Experts and Counsel." This opinion is conditioned upon the Registration Statement being effective with the Securities and Exchange Commission and upon compliance by the Company with all applicable provisions of the Securities Act and such state securities rules, regulations and laws as may be applicable.
                      Very truly yours,

                      /s/ Joel Seidner, Esq.